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                              CONSULTING AGREEMENT

     THIS AGREEMENT FOR CONSULTING SERVICES (the "Agreement") is entered into and effective as of December 1, 2002 by and between Hideko Ak LaBella, of 53 Middletown, Connecticut, 06457 (the "Consultant"), and GREEN FUSION CORPORATION, a Corporation ("Green Fusion").

1.   RECITAL

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1 Green Fusion desires to engage the services of the Consultant to assist it with respect to real estate and leasing services.

1.2 The Consultant desires to provide such real estate and leasing services to Green Fusion as a contractor and pursuant to the terms and conditions set forth herein.

2.   NATURE  AND  EXTENT  OF  CONSULTING  SERVICES

2.1  Term  of Agreement This Agreement shall be for a term of 2 months and shall
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     terminate  on  February  1,  2003.

2.2  Duties  of  Consultant  During the term of this Agreement, Consultant shall
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     provide  advice  to  undertake for and consult with Green Fusion concerning the Company's business development in Japan and to provide guidance on the development of criteria for future expansion for Brussels Chocolates.

2.3  Devotion  to  Duty  Consultant agrees to devote such time as is reasonable
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     on an  "as  needed" basis. Consultant is free to represent or perform services for other clients, provided it does not interfere with the duties contained in this Agreement

2.4  Duties  of Green Fusion Green Fusion shall provide Consultant, on a regular
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     and  timely  basis,  with  all  approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

2.5  Compensation In consideration of entering into this Agreement, Green Fusion
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     shall  issue  to  Consultant  a  total  of  371,280  Units, where each Unit consists of one common share and one share purchase warrant, which common shares are fully paid upon the execution hereof and the binding of the Consultant to the obligations herein. The Warrant will be a


                                                                   /s/ HIKL


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     non-transferable  share  purchase  warrant granting the holder the right to purchase one common share of Green Fusion at the exercise price of $0.10 at any time during the period of 12 months from the date of the issuance of the Units, pursuant to the terms of the Warrant Agreement.

2.6  Nondisclosure  of  Information  Consultant  agrees  that it will not at any
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     time,  in  any  fashion,  form  or  manner,  either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information of any kind, nature or description concerning any matters affecting or relating to the business of Green Fusion.

2.7  Assignment  of  Agreement  Due to the personal nature of the services to be
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     rendered  by  the  Consultant,  this  Agreement  may not be assigned by the
     Consultant  without  the  prior  written  consent  of  Green  Fusion.

2.8  Prohibited  Activities  Consulting  services  provided under this agreement
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     shall  not  include:
     - services in connection with the offer or sale of securities in a capital-raising transaction;
     - services that directly or indirectly promote or maintain a market for the securities of Green Fusion including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;
     -    services  providing  investor relations or shareholder communications;
     -    consultation  on  mergers  that  take  a  private  company  public;
     - consultation in connection with financing that involves any securities issuance, whether equity or debt.

3.   CO-OPERATION,  ARBITRATION,  INTERPRETATION, MODIFICATION AND ATTORNEY FEES

3.1  Co-operation  of  Parties  The  parties further agree that they will do all
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     things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and prefect the purposes of this Agreement.

3.2  Arbitration  The  parties  hereby  submit  all  controversies,  claims, and
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     matters  of  difference arising out of this Agreement to arbitration in the
     Province of British Columbia, according to the rules and practices of the Canadian Arbitration Association. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of British Columbia.

3.3  Interpretation  of Agreement The parties agree that should any provision of
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     this  Agreement  be  found to be ambiguous in any way, such ambiguity shall not  be resolved

                                                                   /s/ HIKL


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     by  construing  such  provisions  or any part of or the entire Agreement in favour of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

3.4  Modification  of Agreement This Agreement may be amended or modified in any
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     way  and  at  any  time  by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing amending or modifying of this Agreement shall be attached to and kept with this Agreement.

3.5  Legal  Fees  If  any legal action or any arbitration or other proceeding is
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     brought  for  the  enforcement  of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.6  Entire  Agreement  This  Agreement  constitutes  the  entire  Agreement and
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     understanding  of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

3.7  Counterparts  This  Agreement  may  be  signed in one or more counterparts.
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3.8  Facsimile  Transmission  Signatures  A  signature  received  pursuant  to a
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     facsimile  transmission  shall  be  sufficient  to  bind  a  party  to this
     Agreement.

DATED  this  15th  day  of  November,  2002.


/s/ L. Evan Baergen, President                        /s/ Hideko Ak LaBella
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L.  Evan  Baergen,  President                         Hideko  Ak  LaBella
Green  Fusion  Corporation